Exhibit 99.2

ucbi.com | 1 INVESTOR PRESENTATION Fourth Quarter 2016 January 25, 2017

ucbi.com | 2 ucbi.com | 2 Disclosures “operating net income per diluted share,” “tangible book value,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk - weighted assets . ” The most comparable GAAP measures to these measures are : net income, net income available to common shareholders, diluted income per common share, ROE, ROA, efficiency ratio, dividend payout ratio, expenses, net income, and equity to assets . Management has included these non - GAAP measures because we believe they may provide useful supplemental information for evaluating our underlying performance trends . Further, management uses these measures in managing and evaluating our business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ included in the exhibits to this presentation . CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United and its financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance . Our operations and such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2015 Annual Report on Form 10 - K and its most recent quarterly report on Form 10 - Q under the sections entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations, such as “operating net income,”

ucbi.com | 3 • Head quartered in Blairsville, GA • Regional Headquarters in Greenville, SC • Four state regional community bank: GA, NC, SC and TN • One of the largest community banks in the Southeast • Established in 1950 • 139 locations • 1,961 employees Market Data Ticker UCBI Price (as of 1/20/2017) $27.90 Market Cap $2.0B P/E (2017e) 17.8x P/TBV 215% Avg. Daily Vol. (LTM) 537,000 Institutional Ownership 87.2% Quarterly Dividend (4Q16) $0.08 Fourth Quarter 2016 Assets $10.7B Loans $6.9B Deposits $8.6B EPS – GAAP $0.38 EPS – Operating $0.40 Total RBC 12.1% CET1 11.3% NPAs/Assets 0.28% ROA – GAAP 1.03% ROA – Operating 1.10% ROCE – GAAP 9.89% ROTCE – Operating 12.47% ucbi.com | 3 Snapshot of United Community Banks, Inc.

ucbi.com | 4 United Foundation – The Bank that SERVICE Built ucbi.com | 4

ucbi.com | 5 Fourth Quarter 2016 Highlights ucbi.com | 5 $21.3 $18.6 $23.5 $26.4 $25.2 $12 $16 $20 $24 $28 4Q15 1Q16 2Q16 3Q16 4Q16 Fee Revenue in millions 7.02% 8.57% 9.54% 9.61% 9.89% 10.87% 10.91% 11.56% 12.45% 12.47% 5.00% 7.00% 9.00% 11.00% 13.00% 4Q15 1Q16 2Q16 3Q16 4Q16 Return on (Tangible) Common Equity ROCE - GAAP ROTCE - Operating (1) $73.8 $75.0 $74.9 $79.0 $80.9 $65 $70 $75 $80 $85 4Q15 1Q16 2Q16 3Q16 4Q16 Net Interest Revenue in millions $0.25 $0.31 $0.35 $0.36 $0.38 $0.33 $0.33 $0.36 $0.39 $0.40 $0.24 $0.28 $0.32 $0.36 $0.40 4Q15 1Q16 2Q16 3Q16 4Q16 Earnings Per Share GAAP Operating (1) .76% .93% 1.04% 1.00% 1.03% .99% 1.00% 1.07% 1.08% 1.10% 0.70% 0.80% 0.90% 1.00% 1.10% 4Q15 1Q16 2Q16 3Q16 4Q16 Return on Assets GAAP Operating (1) 3.34% 3.41% 3.35% 3.34% 3.34% 3.25% 3.30% 3.35% 3.40% 3.45% 4Q15 1Q16 2Q16 3Q16 4Q16 Net Interest Margin (fully taxable equivalent) 1.14% 1.09% 1.02% 0.94% 0.89% 0.80% 0.90% 1.00% 1.10% 1.20% 4Q15 1Q16 2Q16 3Q16 4Q16 Allowance as % of Total Loans 0.29% 0.28% 0.28% 0.30% 0.28% 0.10% 0.20% 0.30% 0.40% 0.50% 4Q15 1Q16 2Q16 3Q16 4Q16 Non - Performing Assets as % of Total Assets 0.09% 0.14% 0.11% 0.08% 0.09% 0.00% 0.10% 0.20% 0.30% 0.40% 4Q15 1Q16 2Q16 3Q16 4Q16 Net Charge - Offs as % of Average Loans EARNINGS PROFITABILITY ASSET QUALITY (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

Fourth Quarter 2016 Highlights

United COMMUNITY BANKS, INC.®

	2015	2016				Variance - Incr / (Decr)	
	4Q	1Q	2Q	3Q [3]	4Q	3Q16	4Q15
EARNINGS SUMMARY ($ in thousands)							
Net Income Available to Common Shareholders - GAAP	$18,183	$22,274	$25,266	$25,874	$27,221	$ 1,347	$ 9,038
Net Income Available to Common Shareholders - Operating [1]	23,775	23,923	25,997	27,833	28,906	1,073	5,131
Net Interest Revenue	73,764	74,952	74,918	78,989	80,925	1,936	7,161
Fee Revenue	21,284	18,606	23,497	26,361	25,233	(1,128)	3,949
Expenses - GAAP	65,488	57,885	58,060	64,023	61,321	(2,702)	(4,167)
Expenses - Operating [1]	56,410	55,232	56,884	60,871	60,180	(691)	3,770
PER SHARE DATA							
Diluted EPS - GAAP	$ 0.25	$ 0.31	$ 0.35	$ 0.36	$ 0.38	$ 0.02	$ 0.13
Diluted EPS - Operating [1]	0.33	0.33	0.36	0.39	0.40	0.01	0.07
Book Value per Share	14.02	14.35	14.80	15.12	15.06	(0.06)	1.04
Tangible Book Value per Share	12.06	12.40	12.84	13.00	12.95	(0.05)	0.89
KEY OPERATING PERFORMANCE MEASURES							
Return on Assets - GAAP	0.76 %	0.93 %	1.04 %	1.00 %	1.03 %	0.03 %	0.27 %
Return on Assets - Operating [1]	0.99	1.00	1.07	1.08	1.10	0.02	0.11
Return on Common Equity - GAAP	7.02	8.57	9.54	9.61	9.89	0.28	2.87
Return on Tangible Common Equity - Operating [1]	10.87	10.91	11.56	12.45	12.47	0.02	1.60
Net Interest Margin (fully taxable equivalent)	3.34	3.41	3.35	3.34	3.34	-	-
Efficiency Ratio - GAAP	68.97	61.94	59.02	60.78	57.65	(3.13)	(11.32)
Efficiency Ratio - Operating [1]	59.41	59.10	57.82	57.79	56.58	(1.21)	(2.83)
ASSET QUALITY							
Allowance for Loan Losses to Loans	1.14 %	1.09 %	1.02 %	0.94 %	0.89 %	(0.05) %	(0.25) %
NPAs to Loans and Foreclosed Properties	0.46	0.45	0.44	0.46	0.43	(0.03)	(0.03)
NPAs to Total Assets	0.29	0.28	0.28	0.30	0.28	(0.02)	(0.01)
AT PERIOD END ($ in millions)							
Loans	$ 5,995	$ 6,106	$ 6,287	$ 6,725	$ 6,921	$ 196	$ 926
Investment Securities	2,656	2,757	2,677	2,560	2,762	202	106
Total Assets	9,616	9,781	9,928	10,298	10,709	411	1,093
Deposits	7,873	7,960	7,857	8,442	8,638	196	765

(1) See non-GAAP reconciliation table slides at the end of the exhibits (2) Includes Tidelands as of the acquisition date of July 1, 2016

ucbi.com | 6

Fourth Quarter 2016 Highlights

		4Q16	3Q16	4Q15
Net Income ($ in millions)	GAAP	$ 27.2	$ 25.9	$ 18.2
	Operating[(1)]	28.9	27.8	23.8
EPS	GAAP	.38	.36	.25
	Operating[(1)]	.40	.39	.33
ROA	GAAP	1.03%	1.00%	0.76%
	Operating[(1)]	1.10	1.08	0.99
ROCE	GAAP	9.89	9.61	7.02
ROTCE	Operating[(1)]	12.47	12.45	10.87

Protecting High-Quality Balance Sheet [(1)]

Asset Quality

- Top-Quartile Credit Quality Performance
  - No provision compared with a recovery of $300 thousand in 3Q16 and provision of $300 thousand in 4Q15
  - Net charge-offs to loans of 0.09% - increased 1bp from 3Q16 and unchanged from 4Q15
  - NPAs were 0.28% of total assets compared with 0.30% in 3Q16 and 0.29% in 4Q15
  - Allowance was 0.89% of total loans compared with 0.94% at 3Q16 and 1.14% at 4Q15

Capital Management

- Solid and Well-Capitalized Regulatory Capital Ratios
  - Tier I Common to Risk Weighted Assets of 11.3% and Tier I Leverage of 8.5%
  - Tier I Risk Based Capital of 11.3% and Total Risk Based Capital of 12.1%
- Committed to Returning Value to Shareholders While Balancing Reinvestment in United
  - Quarterly dividend of $0.08 in 4Q16 and 3Q16 and $0.07 per share in 2Q16 and 1Q16 compared with $0.06 in 4Q15
  - Dividend payout ratio of 21.1% in 4Q16 compared with 22.2% in 3Q16 and 24.0% in 4Q15; on an operating basis, the dividend payout ratio was 20.0%, 20.5% and 18.2%, respectively
  - Stock repurchases to-date of $13.6 million (764,000 shares / average price of $17.85 per share) – authorized $50 million

[(1)] See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures

ucbi.com | 7

ucbi.com | 8 Fourth Quarter 2016 Highlights ucbi.com | 8 Increasing Profitability Net Interest Revenue ► $80.9 Million – Increased from 3Q16 and from 4Q15 ● Increased $1.9 million from 3Q16 and $7.2 million from 4Q15 ● Average loans increased to $6.81 billion in 4Q16 from $6.68 billion in 3Q16 and $5.98 billion in 4Q15 ● Average investment securities increased to $2.69 billion in 4Q16 from $2.61 billion in 3Q16 and 4Q15 Taxable Equivalent Net Interest Margin ► 3.34% - Unchanged from 3Q16 and 4Q15 ● Loan yield increased to 4.18% in 4Q16 from 4.14% in 3Q16 and decreased from 4.22% in 4Q15 o Decline from 4Q15 due to pricing pressures and higher mix of floating - rate loans o Linked quarter increase due to rising short - term interest rates ● Investment securities yield increased to 2.39% in 4Q16 from 2.38% in 3Q16 and 2.31% in 4Q15 ● Funding costs increased to 0.41% in 4Q16 from 0.39% in 3Q16 and 0.36% in 4Q15 Fee Revenue ► $25.2 Million – Fee Revenue Expansion Focus Through Targeted Growth Initiatives ● Decreased $1.1 million from 3Q16 and increased $3.9 million from 4Q15 ● Linked quarter growth in gains from sales of SBA government guaranteed loans of $549 thousand and mortgage loan and related fees of $477 thousand offset partially by a decline of $1.5 million in other fee revenue due primarily to lower customer derivative and merchant services fees. ● Year - over - year growth in gains from the sales of SBA government guaranteed loans of $1.0 million, mortgage loan and related fees of $3.2 million and other fee revenue of $1.0 million.

ucbi.com | 9 Fourth Quarter 2016 Highlights ucbi.com | 9 Generating Growth Loan Growth ► $6.92 Billion - Well - Diversified Loan Portfolio ● Increased $196 million from 3Q16, or 12% annualized and $619 million from 4Q15, or 10% ( excluding mergers) ● Strong loan production of $747 million vs. $641 million in 3Q16 and $590 million in 4Q15 Core Transactio n Deposits ► $5.9 Billion – Solid Low - Cost Core Transaction Deposits ● Increased $62 million from 3Q16, or 4% annualized, and $489 million from 4Q15, or 9%, excluding deposits acquired in mergers Acquisitions ► 2016 - Tidelands Bancshares, Inc. ● Closed merger with Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, South Carolina, on July 1, 2016 ● Added seven branches to our Coastal, South Carolina footprint ● System conversion completed in November 2016 ● Strategic purchase completes a two - step plan, accelerating growth in attractive coastal South Carolina markets, providing additional organic growth from the lift - out of an experienced lending team and was immediately accretive to operating earnings

ucbi.com | 10 99 100 107 108 110 110 90 95 100 105 110 4Q15 1Q16 2Q16 3Q16 4Q16 Target 4Q16 x ucbi.com | 10 Return on Assets - Operating (bps) Path to 1.10% ROA (Operating) by Q416

ucbi.com | 11 Protecting High - Quality Balance Sheet Credit Quality Net Charge-offs 1.3$ 2.1$ 1.7$ 1.4$ 1.5$ as % of Average Loans 0.09% 0.14% 0.11% 0.08% 0.09 % Allowance for Loan Losses 68.4$ 66.3$ 64.3$ 63.0$ 61.4$ as % of Total Loans 1.14% 1.09% 1.02% 0.94% 0.89 % as % of NPLs 302 296 301 292 285 Past Due Loans (30 - 89 Days) 0.26% 0.21% 0.22% 0.33% 0.25 % Non-Performing Loans 22.6$ 22.4$ 21.3$ 21.6$ 21.5$ OREO 4.9 5.2 6.2 9.2 8.0 Total NPAs 27.5 27.6 27.5 30.8 29.5 Performing Classified Loans 127.5 121.1 118.5 121.6 114.3 Total Classified Assets 155.0$ 148.7$ 146.0$ 152.4$ 143.8$ as % of Tier 1 / Allowance 17% 16% 15% 15% 14 % Accruing TDRs 83.0$ 72.8$ 73.3$ 70.1$ 67.8$ Total NPAs as % of Total Assets 0.29 0.28 0.28 0.30 0.28 as % of Loans & OREO 0.46 0.45 0.44 0.46 0.43 4Q15 1Q16 2Q16 3Q16 4Q16 $ in millions ucbi.com | 11

ucbi.com | 12 Protecting High - Quality Balance Sheet Prudent Capital Management ucbi.com | 12 Holding Company 4Q16 3Q16 2Q16 1Q16 4Q15 Tier I Risk - Based Capital 11.3% 11.0% 11.4% 11.3% 11.5% Total Risk - Based Capital 12.1 11.9 12.4 12.3 12.5 Leverage 8.5 8.4 8.5 8.4 8.3 Tier I Common Risk - Based Capital 11.3 11.0 11.4 11.3 11.5 Tangible Common Equity to Risk - Weighted Assets 11.9 12.2 12.9 12.8 12.8 Average Tangible Equity to Average Assets 9.0 9.0 9.4 9.4 9.4 ► All regulatory capital ratios significantly above “well - capitalized” ► Stock repurchases of $13.6 million through September 30, 2016 (764,000 shares / average price of $17.85 per share); None in 4Q16 ► Paid fourth quarter shareholder dividend of $0.08 per share on January 5, 2017 to shareholders of record on December 15, 2016; Up $0.02 per share from 4Q15 ► Tidelands acquisition completed on July 1, 2016. No shares issued ► Palmetto acquisition lowered Leverage ratio in 4Q15 (full quarter impact of average assets) ► Continued strong earnings and $98.5 million of future DTA recovery driving regulatory capital growth

ucbi.com | 13 $73.8 $75.0 $74.9 $79.0 $80.9 $56.4 $55.2 $56.9 $60.9 $60.2 $38.6 $38.3 $41.5 $44.5 $46.0 $21.3 $18.6 $23.5 $26.4 $25.2 $10 $20 $30 $40 $50 $60 $70 $80 $90 4Q15 1Q16 2Q16 3Q16 4Q16 Net Interest Revenue Expenses - Operating (1) Pre-Tax, Pre-Credit Earnings (1) Fee Revenue Increasing Profitability Earnings, Fee Revenue, and Expenses ucbi.com | 13 4Q16 3Q16 4Q15 Salaries & Employee Benefits 35,677$ (801)$ 2,738$ Communications & Equipment 4,753 (166) 18 Occupancy 5,210 78 544 FDIC Assessment 1,413 1 (50) Advertising & Public Relations 1,151 63 173 Postage, Printing & Supplies 1,353 (98) 60 Professional Fees 2,773 (387) (558) Other Expense 7,850 619 845 Expenses - Operating (1) 60,180 (691) 3,770 Merger-Related and Other Charges 1,141 (2,011) (7,937) Expenses - GAAP 61,321$ (2,702)$ (4,167)$ Variance - Incr/(Decr) 4Q16 3Q16 4Q15 Overdraft Fees 3,545$ (103)$ (327)$ Interchange Fees 5,250 (33) (195) Other Service Charges 1,858 (30) (325) Total Service Charges and Fees 10,653 (166) (847) Mortgage Loan & Related Fees 6,516 477 3,226 Brokerage Fees 911 (288) (147) Gains from SBA Loan Sales 3,028 549 1,033 Securities Gains, Net 60 (201) (318) Other 4,065 (1,499) 1,002 Fee Revenue 25,233$ (1,128)$ 3,949$ Variance - Incr/(Decr) 4Q16 3Q16 4Q15 Net Interest Revenue 80,925$ 1,936$ 7,161$ Fee Revenue 25,233 (1,128) 3,949 Gross Revenue 106,158 808 11,110 Expenses - Operating (1) 60,180 (691) 3,770 Pre-Tax, Pre-Credit Earnings (1) 45,978 1,499 7,340 Merger-Related and Other Charges (1,141) (2,011) (7,937) Provision for Credit Losses - 300 (300) Income Taxes (17,616) 1,863 6,564 Net Income - GAAP 27,221$ 1,347$ 9,013$ Net Interest Margin 3.34% - % - % (fully taxable equivalent) Variance - Incr/(Decr) $ in t housands $ in thousands $ in thousands Expenses Earnings (pre - tax, pre - credit) Fee Revenue M illions (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GA AP performance measures

ucbi.com | 14 Increasing Profitability Fee Revenue ucbi.com | 14 Driving Fee Revenue Through Core Banking Infrastructure 11.5 10.1 10.5 10.8 10.7 3.4 2.9 4.6 5.8 4.1 1.1 1.1 1.1 1.2 0.9 3.3 3.3 4.5 6.1 6.5 2.0 1.2 2.8 2.5 3.0 $21.3 $18.6 $23.5 $26.4 $25.2 $0 $5 $10 $15 $20 $25 $30 4Q15 1Q16 2Q16 3Q16 4Q16 Fee Revenue in millions Service Charges Other Brokerage Mortgage SBA $3.3 $3.3 $4.5 $6.0 $6.5 $0 $1 $2 $3 $4 $5 $6 $7 4Q15 1Q16 2Q16 3Q16 4Q16 Mortgage Fees and Production in millions $138 $146 $182 $194 $194 $- $50 $100 $150 $200 SBA ► 4Q16 Sales $41 million ► 2016 Sales $120 million ► 2015 Sales $71 million ► Target market: small businesses with revenue between $ 1 million and $ 25 million ► Two Channels • Footprint • National Verticals Mortgage ► Growth Strategy • Building on proven strengths in legacy markets of capturing business from a large percentage of United customers • Increase sales capacity in metro area growth markets • Compete favorably on product and service with banks and non - banks of all sizes $2.0 $1.2 $2.8 $2.5 $3.0 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 4Q15 1Q16 2Q16 3Q16 4Q16 SBA Fees (Gains ) and Production in millions $28 $28 $45 $37 $55 $- $10 $20 $30 $40 $50 $60 Mortgage Fees SBA Fees ----- SBA Production ----- Mortgage Production

ucbi.com | 15 Increasing Profitability ucbi.com | 15 Expense Discipline ► Efficiency improvements are attributable to various expense reduction initiatives while maintaining high business growth ► Declining trend sustained while making substantial investments in growth and infrastructure 2012 2013 2014 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 TGT GAAP 65.4% 63.1% 58.3% 59.2% 61.6% 64.7% 69.0% 61.9% 59.0% 60.8% 57.7% Non-GAAP Adjustments 0.0% 0.0% 0.0% 0.0% 4.0% 6.8% 9.6% 2.8% 1.2% 3.0% 1.1% Operating 65.4% 63.1% 58.3% 59.2% 57.6% 57.8% 59.4% 59.1% 57.8% 57.8% 56.6% 57.0% 56.6% 57.0% 50.0% 55.0% 60.0% 65.0% 70.0% x Efficiency Ratio (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

ucbi.com | 16 $73.8 $75.0 $74.9 $79.0 $80.9 $40 $50 $60 $70 $80 $90 4Q15 1Q16 2Q16 3Q16 4Q16 4.22% 4.14% 4.18% 2.29% 2.36% 2.38% 0.16% 0.17% 0.20% 0% 1% 2% 3% 4% 5% 4Q15 1Q16 2Q16 3Q16 4Q16 0.16% 0.15% 0.24% 0.21% 0.27% 0.26% 0.09% 0.10% 0.11% .00% .05% .10% .15% .20% .25% .30% 4Q15 1Q16 2Q16 3Q16 4Q16 3.34% 3.41% 3.35% 3.34% 3.34% 3.00% 3.25% 3.50% Increasing Profitability Key Drivers of Net Interest Revenue / Margin ucbi.com | 16 Net Interest Revenue Key Drivers Net Interest Revenue & Margin (1) 3Q16 Impacted By NET INTEREST REVENUE ► Tidelands acquisition on July 1, 2016 ► Margin steady; Continued loan pricing pressures offset by benefit of rising short - term interest rates Millions Loan / Securities / Deposit Yields Customer Deposit Pricing (2) Loan Yields (fully taxable equivalent) Investment Securities Yields - Taxable Average Rate on Interest Bearing Deposits (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits CDs MMDA NOW

ucbi.com | 17 Generating Growth New Loans Funded and Advances (1) $ in millions ucbi.com | 17 4Q16 3Q16 4Q15 3Q16 4Q15 Commercial & Industrial 168.0$ 140.0$ 160.5$ 28.0$ 7.5$ Owner-Occupied CRE 139.5 92.8 85.9 46.7 53.6 Income-Producing CRE 160.4 148.0 102.2 12.4 58.2 Commercial Constr. 10.7 45.7 41.3 (35.0) (30.6) Total Commercial 478.6 426.5 389.9 52.1 88.7 Residential Mortgage 68.7 39.8 31.8 28.9 36.9 Residential HELOC 60.6 66.4 41.0 (5.8) 19.6 Residential Construction 83.7 46.7 33.2 37.0 50.5 Consumer 55.7 61.4 94.1 (5.7) (38.4) Total 747.3$ 640.8$ 590.0$ 106.5$ 157.3$ Variance-Incr(Decr) NOTE - Certain prior period amounts have been reclassified to conform to the current presentation (1) Represents new loans funded and net loan advances (net of payments on lines of credit) New Loans Funded and Advances $590.0 $562.3 $662.0 $640.8 $747.3 $500 $600 $700 $800 4Q15 1Q16 2Q16 3Q16 4Q16 New Loans Funded and Advances by Region New Loans Funded and Advances by Category 4Q16 3Q16 4Q15 3Q16 4Q15 Atlanta 143.6$ 110.6$ 94.7$ 33.0$ 48.9 Coastal Georgia 34.4 53.6 59.2 (19.2) (24.8) North Georgia 74.4 71.0 61.0 3.4 13.4 North Carolina 36.1 35.4 27.6 .7 8.5 Tennessee 34.6 35.1 27.3 (.5) 7.3 Gainesville 20.3 9.8 21.5 10.5 (1.2) South Carolina 146.3 120.4 68.3 25.9 78.0 Total Community Banks 489.7 435.9 359.6 53.8 130.1 Asset-based Lending 38.0 9.7 18.4 28.3 19.6 Commercial RE 48.3 37.8 47.5 10.5 0.8 Senior Care 17.4 4.8 - 12.6 17.4 Middle Market 32.8 51.6 48.2 (18.8) (15.4) SBA 54.7 37.0 24.1 17.7 30.6 Builder Finance 24.9 25.2 19.2 (0.3) 5.7 Total Specialized Lending 216.1 166.1 157.4 50.0 58.7 Indirect Auto 41.5 38.8 73.0 2.7 (31.5) Total 747.3$ 640.8$ 590.0$ 106.5$ 157.3$ Variance-Incr(Decr)

Generating Growth

Loan Mix

United COMMUNITY BANKS, INC.®



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$4.18
$4.33
$4.67
$6.00
$6.92
2012
2013
2014
2015
2016
Commercial
Retail
Commercial Construction
Income-Producing Commercial Real Estate
Owner-Occupied Commercial Real Estate
Commercial & Industrial
Indirect Auto
Residential HELOC
Residential Mortgage
Residential Construction
Consumer

Loans by Category
in millions

	2012	2013	2014	2015	2016
Commercial & Industrial	$ 456	$ 471	$ 710	$ 785	$ 1,070
Owner-Occupied CRE	1,254	1,238	1,257	1,571	1,650
Income-Producing CRE	891	807	767	1,021	1,282
Commercial Constr.	407	336	364	518	634
Total Commercial	3,008	2,852	3,098	3,895	4,636
Residential Mortgage	517	604	614	764	857
Residential HELOC	375	430	456	589	655
Residential Construction	122	136	131	176	190
Consumer	115	111	104	115	124
Indirect Auto	38	196	269	456	459
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,921

Loans by Region
in millions

	2012	2013	2014	2015	2016
North Georgia	$ 1,364	$ 1,240	$ 1,163	$ 1,125	$ 1,097
Atlanta MSA	1,204	1,235	1,243	1,259	1,399
North Carolina	579	572	553	549	545
Coastal Georgia	400	423	456	537	581
Gainesville MSA	261	255	257	254	248
East Tennessee [1]	283	280	280	504	504
South Carolina [2]	-	4	30	819	1,233
Total Community Banks	4,091	4,009	3,982	5,047	5,607
Specialized Lending	46	124	421	492	855
Indirect Auto [3]	38	196	269	456	459
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,921

[1] Includes $244 million from the acquisition of FNB on May 1, 2015
[2] Includes $733 million and $306 million, respectively, from the acquisitions of Palmetto on September 1, 2015 and Tidelands on July 1, 2016
[3] Includes $63 million from the acquisition of Palmetto on September 1, 2015

NOTE - Certain prior period amounts in the loans by category table have been reclassified to conform to the current presentation

ucbi.com | 18

Generating Growth

Customer Deposit Mix



Billions
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
$5.71
$5.78
$5.90
$7.53
$8.31
2012
2013
2014
2015
2016
Time & Public
Core Transaction
Public Funds (customer)
Time (customer)
Interest Bearing Core Transaction
Non-Interest Bearing Core Transaction

Deposits
by Category
in millions

	2012	2013	2014	2015	2016
Non-Interest Bearing Core					
Demand Deposit	$ 1,188	$ 1,311	$ 1,471	$ 2,089	$ 2,423
Interest Bearing Core					
NOW	654	659	668	1,109	1,114
MMDA	1,145	1,218	1,259	1,584	1,830
Savings	226	250	292	469	548
Total Interest Bearing Core	2,025	2,127	2,219	3,162	3,492
Total Core Trans Deposits	3,213	3,438	3,690	5,251	5,915
Time (Customer)	1,724	1,445	1,223	1,251	1,267
Public Funds (Customer)	770	894	989	1,032	1,128
Brokered	245	412	425	339	328
Total Deposits	$ 5,952	$ 6,189	$ 6,327	$ 7,873	$ 8,638

Core Transaction Deposit Growth
by Category & Region
in millions

	2012	2013	2014	2015	2016
Demand Deposit	$ 232	$ 123	$ 161	$ 618	$ 334
NOW	(65)	4	9	441	5
MMDA	115	73	41	325	246
Savings	29	24	41	177	79
Growth by Category	$ 311	$ 224	$ 252	$ 1,561	$ 664
Atlanta MSA	$ 160	$ 75	$ 84	$ 223	$ 168
North Georgia	41	62	90	158	133
North Carolina	47	42	35	63	62
Coastal Georgia	38	2	22	24	16
East Tennessee (1)	9	4	8	234	(16)
Gainesville MSA	16	19	10	34	48
South Carolina (2)	-	20	3	825	253
Growth by Region	$ 311	$ 224	$ 252	$ 1,561	$ 664

(1) Includes $247 million from the acquisition of FNB on May 1, 2015

(2) Includes $790 million and $175 million, respectively, from the acquisition of Palmetto on September 1, 2015 and Tidelands on July 1, 2016

ucbi.com | 19

ucbi.com | 20 $ 2.02 $ 2.13 $2.22 $3.16 $3.49 $1.19 $1.31 $1.47 $2.09 $2.42 - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 2012 2013 2014 2015 2016 in billions Non-Interest Bearing Core Transaction Interest Bearing Core Transaction $3.21 $3.44 $3.69 $5.25 $5.91 ucbi.com | 20 High - Quality, Low - Cost Core Transaction Deposit Base 0.50% 0.17% 0.18% 0.00% 0.25% 0.50% 0.75% 1.00% 2012 2013 2014 2015 2016 Cost of Interest Bearing Deposits Generating Growth Customer Deposit Mix

Generating Growth

Acquisition of Tidelands Bancshares, Inc.

United COMMUNITY BANKS, INC.®

Transaction Summary

- Closed on July 1, 2016
- Conversion completed on November 11, 2016
- $11.2 million aggregate transaction value; 100% cash consideration
  - $2.2 million value to common, or $0.52 per common share
  - $9.0 million to redeem TARP, which represents a 56% discount
- Target cost savings: approximately $5.0 million (completed 4Q16)
- Total credit mark: $17.8 million
  - Loan mark of $15.4 million gross or 4.8% of gross loans
  - OREO mark of $2.4 million or 24% of year-end 2015 balances
  - Covers nonaccrual loans and OREO of $20.5 million
- Estimated $0.09 to $0.10 EPS accretive in 2017
- Tangible book value dilution of approximately 1.5% with expected earn-back in just over two years
- Anticipated internal rate of return in excess of 20%

Company Overview

Headquarters	Mt. Pleasant, SC
Established	2003
Branches (7)	Charleston (4) Myrtle Beach (2) Hilton Head (1)
Assets ($MM)	$451
Total Gross Loans ($MM)	$306
Deposits ($MM)	$402
NPAs / Assets [1]	4.40%

Transaction Rationale

- Significantly accelerates UCBI's Coastal South Carolina expansion and leverages existing lift-out team of experienced bankers and in-market resources, fully executing the two-step Coastal SC growth plan
- Tidelands' markets are in the top 10 fastest growing in the U.S
- Significant cost synergies enhance already compelling deal economics
- Consistent with UCBI's Southeastern expansion strategy
- Projected earnings accretion offsets the estimated earnings reduction associated with crossing the $10 billion threshold
- Integration risk is offset by merger experience / preparedness and local management already in place

Combined Branch Map



95
26
Myrtle Beach
Garden City Beach
North Charleston
Summerville
Charleston
Hilton Head Island
Savannah
United Community Banks, Inc. (134)
Tidelands Bancshares, Inc. (7)

Source: SNL Financial - Financial Metrics as of December 31, 2015

(1) NPAs / Assets = (Nonaccrual Loans + OREO) / Total Assets

ucbi.com | 21

ucbi.com | 22 ucbi.com | 22 EXHIBITS Fourth Quarter 2016

ucbi.com | 23 United Community Banks, Inc. ucbi.com | 23 Who We Are Protecting High - Quality Balance Sheet ► Underwriting conservatism and portfolio diversification ► Top quartile credit quality performance ► Prudent capital, liquidity and interest - rate risk management ► Focused on improving return to shareholders with increasing return on tangible common equity and dividend growth Increasing Profitability ► Achieved 1.10% ROA (operating) target in 4Q16, up from 0.99% in 4Q15 ► Managing a steady margin with minimal accretion income ► Fee revenue expansion through focused growth initiatives ► Continued operating expense discipline while investing in growth opportunities ► Executing on M&A cost savings ► High - quality, low - cost core deposit base Generating Growth ► Entered into and continue to target new markets with team lift - outs (Charleston, Greenville, Atlanta) ► Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth ► Addition of Specialized Lending platforms (income - property, asset - based, middle - market, SBA, senior living, builder finance) and actively pursuing additional lending platforms ► Acquisitions that fit our footprint and culture and deliver desired financial returns

ucbi.com | 24 Protecting High - Quality Balance Sheet ucbi.com | 24 Granular Portfolio – Exposure and Industry Limits • Legal Lending Limit $ 268M • House Lending Limit 28M • Project Lending Limit 17M • Top 25 Relationships 397M STRUCTURE • Centralized underwriting and approval process for consumer credit • Distributed Regional Credit Officers (reporting to Credit) for commercial • Dedicated Special Assets team • Eight of the top twelve credit leaders recruited post - crisis PROCESS • Weekly Senior Credit Committee • Continuous external loan review • Monthly commercial asset quality review • Monthly retail asset quality review meetings POLICY • Continuous review and enhancements to credit policy • Quarterly reviews of portfolio limits and concentrations • Centralized consumer collections • Bi - weekly Potential NAL and NAL/ORE meetings • Quarterly criticized watch loan review meetings • Quarterly portfolio review meetings Consistent Underwriting Disciplined Credit Processes Concentration limits set for all segments of the portfolio

ucbi.com | 25 Protecting High - Quality Balance Sheet ucbi.com | 25 Loan Portfolio Diversification 11% 21% 30% 3% 10% 21% 4% $4.2 Billion Loan Portfolio as of 12/31/2012 Commercial (C&I) CRE Income Producing CRE Owner-Occupied Residential Construction Commercial Construction Residential Mortgage & HELOC Installment 15% 19% 24% 9% 3% 22% 8% $6.9 Billion Loan Portfolio as of 12/31/2016 Commercial (C&I) CRE Income Producing CRE Owner-Occupied Commercial Construction Residential Construction Residential Mortgage & HELOC Installment ► Specialized Lending, which began in 2013, had loans totaling $855 million at December 31, 2016 (12% of the loan portfolio). NOTE – Certain prior period amounts have been reclassified to conform to the current presentation

ucbi.com | 26 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Protecting High - Quality Balance Sheet Excellent Credit Performance and Management ucbi.com | 26 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% CBSH BOH UMPQ CVBF WABC VLY BPFH CBU PB OZRK UCBI PNFP COLB CFR EWBC UMBF BKU WTFC MBFI ISBC SBNY WAFD HOPE CATY FFIN WBS WAL PFS FNB BXS SNV BRKL FHN STBA FMBI STL FULT FCF BOKF GBCI UBSI PACW TCBI TRMK ASB TCB ONB HBHC BPOP 3Q16 NPA Ratio Median ► Eight of the top twelve credit leaders recruited post - crisis ► Centralization of special assets ► Centralization of consumer loan underwriting and approval ► Changed commercial approval process, including a Senior Credit Committee for visibility and culture building ► Instituted highly - disciplined concentration management process ► Dedicated credit officers for all specialty businesses and community markets

ucbi.com | 27 Protecting High - Quality Balance Sheet Performing Classified Loans ucbi.com | 27 By Category $ in millions 4Q15 1Q16 2Q16 3Q16 4Q16 Commercial & Industrial 6$ 9$ 9$ 10$ 9$ Owner-Occupied CRE 45 38 38 42 42 Total Commercial & Industrial 51 47 47 52 51 Income-Producing CRE 38 38 35 32 29 Commercial Construction 8 5 6 9 9 Total Commercial 97 90 88 93 89 Residential Mortgage 18 20 20 18 15 Residential HELOC 7 6 6 5 5 Residential Construction 4 3 3 4 3 Consumer / Installment 2 2 2 2 2 Total Performing Classified 128$ 121$ 119$ 122$ 114$ Classified to Tier 1 + ALL 17% 16% 15% 15% 14% $128 $121 $119 $122 $114 $110 $130 $150 4Q15 1Q16 2Q16 3Q16 4Q16 NOTE - Certain prior period amounts have been reclassified to conform to the current presentation

ucbi.com | 28 $83.0 $72.8 $73.3 $70.1 $67.8 $60 $70 $80 $90 4Q15 1Q16 2Q16 3Q16 4Q16 Protecting High - Quality Balance Sheet TDRs ucbi.com | 28 $ in millions LOAN TYPE 4Q16(1) 3Q16 4Q15 4Q16(1) 3Q16 4Q15 4Q16(1) 3Q16 4Q15 Commercial & Industrial 1.3$ 1.8$ 2.8$ 0.1$ -$ -$ 1.4$ 1.8$ 2.8$ Owner-Occupied CRE 24.5 25.0 32.3 1.7 2.2 1.3 26.2 27.2 33.6 Income-Producing CRE 23.6 24.2 18.7 .1 .1 .4 23.7 24.3 19.1 Commercial Construction 4.1 4.5 14.3 .9 .9 .3 5.0 5.4 14.6 Total Commercial 53.5 55.5 68.1 2.8 3.2 2.0 56.3 58.7 70.1 Residential Mortgage 11.8 12.4 12.4 1.9 1.5 1.4 13.7 13.9 13.8 Residential HELOC .1 .1 .2 - - - 0.1 0.1 0.2 Residential Construction 1.4 1.2 1.4 .2 .2 - 1.6 1.4 1.4 Consumer / Installment 1.0 .9 .9 .4 .4 .2 1.4 1.3 1.1 Total TDRs 67.8$ 70.1$ 83.0$ 5.3$ 5.3$ 3.6$ 73.1$ 75.4$ 86.6$ Accruing Non-Accruing Total TDRs Accruing TDRs ► 3.2% of accruing TDRs are past due 30 – 89 days ► 63.5% of accruing TDRs are pass credits NOTE - Certain prior period amounts have been reclassified to conform to the current presentation (1) 87% of accruing TDR loans have an interest rate of 4% or greater LG45

Protecting High-Quality Balance Sheet

Commercial Real Estate Diversification

Commercial Construction
in millions

	Committed		Outstanding	
Retail Building	$ 146	14.1 %	$ 79	12.5 %
Multi-Residential	120	11.5	81	12.8
Office Buildings	108	10.4	53	8.4
Assisted Living/Nursing Home/Rehab	87	8.4	13	2.0
Commercial Residential CIP: Spec	86	8.3	58	9.1
Land Develop - Vacant (Improved)	72	6.9	58	9.1
Commercial Residential Land Development: Builder Lots	66	6.4	64	10.1
Other Properties	61	5.9	37	5.8
Hotels / Motels	60	5.8	20	3.1
Raw Land - Vacant (Unimproved)	42	4.0	33	5.2
Commercial Residential CIP: Presold	37	3.6	22	3.5
Commercial Residential Land Development: Subdivisions in	32	3.1	27	4.3
Warehouse	31	3.0	24	3.8
Commercial Land Development	26	2.5	24	3.8
Churches	26	2.5	11	1.7
Commercial Residential Raw Land	20	1.9	17	2.7
Restaurants / Franchise	15	1.4	10	1.6
Leasehold Property	3	0.3	3	0.5
Total Commercial Construction	$ 1,038	100.0 %	$ 634	100.0 %

Commercial Real Estate – Income Producing
in millions

	Committed		Outstanding	
Retail Building	$ 332	24.5 %	$ 313	24.4 %
Office Buildings	309	22.8	297	23.2
Investor Residential	183	13.5	182	14.2
Warehouse	125	9.2	117	9.1
Hotels / Motels	106	7.8	95	7.4
Multi-Residential	94	6.9	86	6.7
Other Properties	69	5.1	55	4.3
Convenience Stores	46	3.4	44	3.4
Restaurants / Franchise Fast Food	34	2.5	34	2.7
Manufacturing Facility	24	1.8	24	1.9
Leasehold Property	17	1.2	17	1.3
Automotive Service	6	0.4	6	0.5
Daycare Facility	5	0.4	5	0.4
Mobile Home Parks	4	0.3	4	0.3
Automotive Dealership	3	0.2	3	0.2
Total Commercial Real Estate - Income Producing	$ 1,357	100.0 %	$ 1,282	100.0 %

Committed Average Loan Size
(in thousands)

- Commercial Construction $582
- Commercial RE:
  - Composite CRE 402
  - Owner-Occupied 396
  - Income-Producing 410

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $357
- Commercial RE:
  - Composite CRE 382
  - Owner-Occupied 376
  - Income-Producing 391

ucbi.com | 29

ucbi.com | 30 Protecting High - Quality Balance Sheet Liquidity ucbi.com | 30 Capacity 4Q16 3Q16 4Q15 vs 3Q16 vs 4Q15 WHOLESALE BORROWINGS Brokered Deposits (1) 1,071$ 328$ 359$ 339$ (31)$ (11)$ FHLB 1,226 709 449 430 260 279 Holding Company LOC 50 - - - - - Fed Funds 860 5 25 - (20) 5 Other Wholesale 1,155 - 10 17 (10) (17) Total 4,362$ 1,042$ 843$ 786$ 199$ 256$ LONG-TERM DEBT (par) Senior Debt 160$ 160$ 160$ -$ -$ Trust Preferred Securities 20 20 6 - 14 Total Long-Term Debt 180$ 180$ 166$ -$ 14$ Cash 43$ 49$ 50$ (6)$ (7)$ Loans / Deposits Loans 6,921$ 6,725$ 5,995$ 196$ 926$ Core (DDA, MMDA, Savings) 5,915$ 5,853$ 5,251$ 62$ 664$ Public Funds 1,128 910 1,032 218 96 CD's 1,267 1,320 1,251 (53) 16 Total Customer Deposits (excl Brokered) 8,310$ 8,083$ 7,534$ 227$ 776$ Loan to Customer Deposit Ratio 83% 83% 80% Investment Securities Available for Sale -Fixed 1,831$ 1,584$ 1,648$ 247$ 183$ -Floating 601 631 643 (30) (42) Held to Maturity -Fixed 327 342 361 (15) (34) -Floating 3 3 4 - (1) Total Investment Securities 2,762$ 2,560$ 2,656$ 202$ 106$ Floating as % of Total Securities 22% 25% 24% Wholesale Borrowings Holding Company Long - Term Debt / Cash Investment Securities (1) Estimated brokered deposit total capacity at 10% of assets $ in millions Loans / Customer Deposits

ucbi.com | 31 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Increasing Profitability High - Quality, Low - Cost Core Deposit Base ucbi.com | 31 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% CFR COLB WABC FFIN CVBF BOH CBU FMBI UCBI UMBF CBSH TRMK ONB PACW BOKF FHN FCF UMPQ TCBI MBFI PB WAL BXS ASB GBCI WBS SNV FNB HBHC PFS BPFH EWBC UBSI WTFC FULT PNFP TCB STL STBA SBNY OZRK BPOP BRKL VLY WAFD ISBC CATY HOPE BKU 3Q16 Cost of Deposits Median ► Our third quarter 2016 total cost of deposits was 12 basis points, which compared favorably to peers with a median of 25 basis points ► Core deposits (excludes Jumbo CDs / Brokered) comprised approximately 90% of our total customer deposits at September 30, 2016

ucbi.com | 32 Generating Growth ucbi.com | 32 Steady Loan Growth $4.51 $4.96 $6.61 $1.04 $0.31 $0.16 $4.18 $4.33 $4.67 $6.00 $6.92 $3.00 $4.00 $5.00 $6.00 $7.00 2012 2013 2014 2015 2016 Millions Total Loans in billions Organic Acquired Healthcare (sold 4Q15) 10% Growth 10% Growth

ucbi.com | 33 Generating Growth Market Share Opportunities ucbi.com | 33 (1) FDIC deposit market share and rank as of June 30, 2016 for markets where United takes deposits. Data Source: FDIC. (2) Based on current quarter. $ in billions (1) (2) (1) (1) North Georgia $ 6.5 $ 2.3 9 22 36% 1 Atlanta, Georgia 66.2 2.6 10 36 4 7 Gainesville, Georgia 3.2 0.4 1 5 11 4 Coastal Georgia 8.7 0.3 2 7 4 8 Western North Carolina 11.9 1.0 1 19 8 3 East Tennessee 17.4 0.5 2 11 3 6 Upstate South Carolina 23.2 1.1 4 25 5 7 Coastal South Carolina 20.8 0.4 1 7 2 14 Loan Production Offices - - - 7 Total Markets, September 30, 2016 $ 157.9 $ 8.6 30 139 Market Deposits United Deposits Deposit Share Excellent Growth Opportunities Banks Offices Rank

ucbi.com | 34 Generating Growth Market Share Demographics ucbi.com | 34 3.32% 4.38% 5.21% 6.10% 6.61% 6.69% 7.10% 8.66% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Knoxville, TN Cleveland, TN Asheville, NC Greenville, SC Gainesville, GA Atlanta, GA Savannah, GA Charleston, SC Key MSA Growth Markets Projected Change 2017 - 2022 3.77% 3.90% 5.00% 5.17% 5.75% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% United States Tennessee North Carolina Georgia South Carolina State Population Growth Projected Change 2017 – 2022 Source: SNL Financial

ucbi.com | 35 Mergers & Acquisitions Strategy ► M&A accelerates our growth strategy in new and existing markets and can be accomplished more efficiently than with a de novo plan; we seek to pair M&A with organic growth opportunities, including adding teams of local bankers to quickly increase growth. ► We are interested in pursuing transactions in our target markets including: • Coastal South Carolina – Charleston, Myrtle Beach, Hilton Head; • East Tennessee – Knoxville to Chattanooga and Cleveland; • Atlanta – Northern region; and • North Carolina – Western (Asheville area) to Eastern (Raleigh/Cary area). ► While larger transformational deals are not out of the question, we have decided to focus on roll - up targets, as we believe there are more actionable opportunities with a shorter time to complete and less risk. ► We carefully evaluate and price potential acquisitions with specific financial return targets in mind, including: • Year one EPS accretion, not including transaction expenses; • TBV dilution threshold in the low single digits and earnback within three years; and • IRR of 20%+. ucbi.com | 35 Generating Growth

Generating Growth

2015 Acquisitions


MoneyTree Corp./FNB
Knoxville
Crossville
Harriman
Rockwood
Kingston
Seymour
Midway
Lenoir City
Wildwood
Maryville
Watertown
Spring City
Ten Mile
Sweetwater
Vonore
Madisonville
Dayton
Decatur
Athens
Riceville
Birchwood
Etowah
Cheoah
Hopewell
Cleveland
Andrews
UCBI
MoneyTree

- Closed on May 1 with successful operational conversion on July 18-19; <u>business has remained stable</u>
- Added a $425 million, 107 year old community bank
- Doubled UCBI's East TN presence in key markets – Knoxville, Lenoir City and Cleveland
- Consolidated six branches – three UCBI and three MoneyTree / FNB branches and now have 12 branches
- Executed on cost savings, which exceeded original estimates due mainly to branch overlap and back office redundancies
- Expect EPS accretion of 3% in 2017
- TBV dilution of <1% and breakeven in < 3 years


The Palmetto Bank
Cookeville
Murfreesboro
Greensboro
Maryville
Asheville
Hickory
Charlotte
Chattanooga
Greenville
Spartanburg
Dalton
Rock Hill
Anderson
Gainesville
Greenwood
Columbia
Marietta
Athens
Atlanta
Augusta
Macon
Columbus
Montgomery
Charleston
Savannah
UCBI
Palmetto

- Closed on September 1 with successful operational conversion on February 21-22
- Added a $1.2 billion, 109 year old community bank with 25 branches covering Upstate SC
- United had previously established a regional headquarters in Greenville, including several members of Executive Management; however, only one existing branch
- Retained Senior Management positions in Banking, Mortgage, Finance and Ops/IT for business continuity and to lead growth
- Targeted cost savings fully realized in 2Q16
- Double-digit EPS accretion in 2017 with TBV earnback < 5 years and IRR > 20%

ucbi.com | 36

Experienced Proven Leadership

United
UNITED COMMUNITY BANKS, INC.®

- Over 40 years in banking
- Led company from $42 million in assets in 1989 to $10.7 billion today
- Trustee of Young Harris College
- Georgia Power Company Board Member
- GA Economic Developers Association Spirit of Georgia Award recipient

Jimmy C. Tallent
Chairman & CEO
Joined 1984



- Over 30 years in banking
- Responsible for overall banking, credit and operations
- Former Consultant and Special Assistant to the CEO and EVP of Commercial Banking for TD Bank Financial Group; and President & CEO of The South Financial Group

H. Lynn Harton
Board, President & COO
Joined 2012



- Over 35 years in banking
- Responsible for accounting, finance and reporting activities, M&A and investor relations
- Former CAO and Controller for State Street Corporation
- Former ABA Accounting Committee Chairman

Rex S. Schuette
EVP & CFO
Joined 2001



- Over 35 years in banking
- Responsible for 30 community banks with 140 banking offices
- Formerly of Riegel Textile Credit Union; President of Farmers and Merchants Bank
- Former Georgia Board of Natural Resources Board Chairman

Bill M. Gilbert
President, Community Banking
Joined 2000



- Over 20 years experience in consumer and banking law
- Responsible for legal, enterprise risk management, and compliance
- Chairman of the Georgia Bankers Association Bank Counsel Section
- Member of the American Bankers Association Regional General Counsels

Bradley J. Miller
EVP, CRO & General Counsel
Joined 2007



- Over 25 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former EVP & Executive Credit Officer for TD Bank, NA and Chief Credit Officer of The South Financial Group.

Robert A. Edwards
EVP & CCO
Joined 2015



- Over 25 years in lending
- Responsible for specialized lending
- Former SBA head: TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)

Richard W. Bradshaw
President, Specialized Lending
Joined 2014



ucbi.com | 37

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	4Q15	1Q16	2Q16	3Q16	4Q16
Net Income					
Net income - GAAP	$ 18,208	$ 22,295	$ 25,266	$ 25,874	$ 27,221
Merger-related and other charges	9,078	2,653	1,176	3,152	1,141
Tax benefit on merger-related and other charges	(3,486)	(1,004)	(445)	(1,193)	(432)
Impairment of deferred tax asset on cancelled nonqualified stock options	-	-	-	-	976
Net income - Operating	$ 23,800	$ 23,944	$ 25,997	$ 27,833	$ 28,906
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 0.25	$ 0.31	$ 0.35	$ 0.36	$ 0.38
Merger-related and other charges	0.08	0.02	0.01	0.03	0.01
Impairment of deferred tax asset on cancelled nonqualified stock options	-	-	-	-	0.01
Diluted earnings per share - Operating	$ 0.33	$ 0.33	$ 0.36	$ 0.39	$ 0.40
Return on Assets					
Return on assets - GAAP	0.76 %	0.93 %	1.04 %	1.00 %	1.03 %
Merger-related and other charges	0.23	0.07	0.03	0.08	0.03
Impairment of deferred tax asset on cancelled nonqualified stock options	-	-	-	-	0.04
Return on assets - Operating	0.99 %	1.00 %	1.07 %	1.08 %	1.10 %
Return on Tangible Common Equity					
Return on common equity - GAAP	7.02 %	8.57 %	9.54 %	9.61 %	9.89 %
Effect of merger-related charges	2.16	0.63	0.27	0.73	0.26
Impairment of deferred tax asset on cancelled nonqualified stock options	-	-	-	-	0.36
Return on common equity - Operating	9.18	9.20	9.81	10.34	10.51
Effect of goodwill and intangibles	1.69	1.71	1.75	2.11	1.96
Return on tangible common equity - Operating	10.87 %	10.91 %	11.56 %	12.45 %	12.47 %
Expenses					
Expenses - GAAP	$ 65,488	$ 57,885	$ 58,060	$ 64,023	$ 61,321
Merger-related charges	(3,109)	(2,653)	(1,176)	(3,152)	(1,141)
Impairment charge on real estate held for future use	(5,969)	-	-	-	-
Expenses - Operating	$ 56,410	$ 55,232	$ 56,884	$ 60,871	$ 60,180
Pre-Tax, Pre-Credit Earnings					
Pre-Tax Earnings - GAAP	$ 29,260	$ 35,873	$ 40,655	$ 41,627	$ 44,837
Merger-related charges	3,109	2,653	1,176	3,152	1,141
Impairment charge on real estate held for future use	5,969	-	-	-	-
Provision for credit losses	300	(200)	(300)	(300)	-
Pre-Tax, Pre-Credit Earnings - Operating	$ 38,638	$ 38,326	$ 41,531	$ 44,479	$ 45,978
Efficiency Ratio					
Efficiency Ratio - GAAP	68.97 %	61.94 %	59.02 %	60.78 %	57.65 %
Merger-related and other charges	(9.56)	(2.84)	(1.20)	(2.99)	(1.07)
Efficiency Ratio - Operating	59.41 %	59.10 %	57.82 %	57.79 %	56.58 %

ucbi.com | 38